EXHIBIT 99.2

                                           BANK OF AMADOR
                                            BALANCE SHEET
----------------------------------------------------------------------------------------------------
                                                            September 30, 2004     December 31, 2003
                                                               (unaudited)
----------------------------------------------------------------------------------------------------
Assets
     Cash and due from banks                                $        4,658,018    $        4,235,029
     Federal funds sold                                             21,150,000            23,906,000
----------------------------------------------------------------------------------------------------
         Total cash and equivalents                                 25,808,018            28,141,029
     Available-for-sale investment securities (Note 3):             23,701,841            15,470,000
     Loans:
         Commercial                                                  5,674,400             6,874,100
         Real estate - construction                                 47,870,175            47,643,663
         Real estate - other                                        28,256,585            20,656,983
         Installment                                                   772,000               802,376
----------------------------------------------------------------------------------------------------
         Total loans                                                82,573,160            75,977,122
         Allowance for loan losses (Note 4)                           (850,285)             (807,621)
         Deferred loan fees, net                                      (323,551)             (270,031)
----------------------------------------------------------------------------------------------------
              Net loans                                             81,399,324            74,899,470
----------------------------------------------------------------------------------------------------
     Premises and equipment, net                                       275,974               351,107
     Accrued interest receivable and other assets                    4,800,560             3,916,988
----------------------------------------------------------------------------------------------------
              Total assets                                  $      135,985,717    $      122,778,594
====================================================================================================
Liabilities and Shareholders' Equity
     Deposits:
         Demand, non-interest bearing                       $       25,902,079    $       22,063,840
         Demand, interest bearing                                   15,664,874            10,506,857
         Savings                                                    39,483,935            37,042,549
         Time                                                       38,622,683            37,620,085
----------------------------------------------------------------------------------------------------
              Total deposits                                       119,673,571           107,233,331
     Accrued interest payable and other liabilities                    892,238               572,104
----------------------------------------------------------------------------------------------------
              Total liabilities                                    120,565,809           107,805,435
----------------------------------------------------------------------------------------------------
Commitments and contingencies (Note 6)

Shareholders' equity:
     Serial preferred stock - no par value; authorized
         500,000 shares; issued and outstanding - none
     Common stock - no par value; 10,000,000 shares
         authorized; issued and outstanding - 1,566,434
         shares in 2004 and 1,547,699 shares in 2003                 7,159,415             7,008,855
     Retained earnings                                               7,874,953             7,472,683
     Accumulated other comprehensive income, net of taxes              385,540               491,621
----------------------------------------------------------------------------------------------------
              Total shareholders' equity                            15,419,908            14,973,159
----------------------------------------------------------------------------------------------------
              Total liabilities and shareholders' equity    $      135,985,717    $      122,778,594
====================================================================================================
See notes to financial statements

Page 6 of 19 Pages

                                          BANK OF AMADOR
                                        STATEMENT OF INCOME
                                            (unaudited)

                                               Three Months ended             Nine Months Ended
                                                  September 30,                 September 30,

                                              2004           2003           2004           2003
--------------------------------------------------------------------------------------------------
Interest income:
     Interest and fees on loans          $  1,566,335   $  1,497,401   $  4,486,131   $  4,206,805
     Interest on investment securities        193,218        184,803        551,899        674,515
     Interest on Federal funds sold            53,113         30,281        120,535         82,695
--------------------------------------------------------------------------------------------------
         Total interest income              1,812,666      1,712,485      5,158,565      4,964,015

Interest expense on deposits                  343,491        310,141      1,005,319        897,883
--------------------------------------------------------------------------------------------------

         Net interest income                1,469,175      1,402,344      4,153,246      4,066,132
--------------------------------------------------------------------------------------------------

Provision for loan losses (Note 4)             15,000         30,000         50,000         84,000
--------------------------------------------------------------------------------------------------

         Net interest income after
           provision for loan losses        1,454,175      1,372,344      4,103,246      3,982,132

Non-interest income                           154,888        129,286        468,736        373,802
--------------------------------------------------------------------------------------------------

Non-interest expenses:
     Salaries and benefits                    278,821        264,363        850,541        878,954
     Occupancy                                101,394        105,484        300,490        289,442
     Other                                    429,775        263,961      1,082,683        691,078
--------------------------------------------------------------------------------------------------
         Total non-interest expenses          809,990        633,808      2,233,714      1,859,474
--------------------------------------------------------------------------------------------------

         Income before income taxes           799,073        867,822      2,338,268      2,496,460

Income taxes                                  293,300        321,800        858,600        917,100
--------------------------------------------------------------------------------------------------
         Net income                      $    505,773   $    546,022   $  1,479,668   $  1,579,360
==================================================================================================

Basic earnings per share (Note 7)        $       0.32   $       0.36   $        .95   $       1.04

Diluted earnings per share (Note 7)      $       0.31   $       0.34   $        .91   $        .99
==================================================================================================
See Notes to financial statements

Page 7 of 19 Pages

                                                          BANK OF AMADOR
                                           STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                                            (unaudited)


                                                                                       Accumulated
                                              Common Stock                               Other
                                      ----------------------------      Retained      Comprehensive   Shareholders'   Comprehensive
                                         Shares          Amount         Earnings         Income          Equity          Income
                                      ------------    ------------    ------------    ------------    ------------    ------------
Balance, January 1, 2003                 1,434,257    $  4,617,882    $  8,501,862    $    524,379    $ 13,644,123

Comprehensive income:
   Net income                                                            2,064,191                       2,064,191    $  1,796,683
   Other comprehensive income,
     net of tax:
        Unrealized gains on
           available-for-sale
           investments                                                                     (32,758)        (32,758)        (32,758)

                Total comprehensive
                   income                                                                                             $  2,031,433
                                                                                                                      ============

Issuance of common stock dividend           73,540       1,764,980      (1,764,980)
Fractional shares redeemed                    (387)         (9,278)                                         (9,278)
Cash dividend, $.23 per share                                             (330,246)                       (330,246)
Cash dividend, $.23 per share                                             (330,279)                       (330,279)
Cash dividend, $.23 per share                                             (332,297)                       (332,297)
Cash dividend, $.23 per share                                             (335,568)                       (335,568)
Exercise of stock options and
   related tax benefit                      40,289         635,271                                         635,271
----------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003               1,547,699       7,008,855       7,472,683         491,621      14,973,159

Comprehensive income:
   Net income                                                            1,479,668                       1,479,668    $  1,479,668
   Other comprehensive loss,
     net of tax:
        Unrealized loss on
           available-for-sale
           investment securities                                                          (106,081)       (106,081)       (106,081)
                                                                                                                      ------------

                Total comprehensive
                   income                                                                                             $  1,373,587
                                                                                                                      ============

Cash dividend, $.23 per share                                             (357,015)                       (357,015)
Cash dividend, $.23 per share                                             (360,138)                       (360,138)
Cash dividend, $.23 per share                                             (360,245)                       (360,245)
Exercise of stock options and
   related tax benefit                      30,940         436,613                                         436,613
Retirement of Common Stock                 (12,205)       (286,053)                                       (286,053)
                                      ------------    ------------    ------------    ------------    ------------

Balance, September 30, 2004              1,566,434    $  7,159,415    $  7,874,953    $    385,540    $ 15,419,908
                                      ============    ============    ============    ============    ============

Page 8 of 19 Pages

                                               BANK OF AMADOR
                                          STATEMENT OF CASH FLOWS
                                                (unaudited)

-----------------------------------------------------------------------------------------------------------
Nine months ended September 30,                                                     2004            2003
-----------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net income                                                                $  1,479,668    $  1,579,360
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Provision for loan losses                                                   50,000          84,000
         Increase in deferred loan origination
            fees and costs, net                                                      53,520          92,420
         Depreciation and amortization                                               81,833          69,840
         Amortization of investment security premiums                                23,199          54,875
         Accretion of investment security discounts                                    (828)         (1,114)
         Increase in accrued interest receivable and
            other assets                                                           (340,536)        (16,976)
         Increase in accrued interest payable and
            other liabilities                                                       320,134         213,645
-----------------------------------------------------------------------------------------------------------
              Net cash provided by operating activities                           1,666,990       2,076,050
-----------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
     Proceeds from matured or called available-for-sale
         investment securities                                                    4,000,000       8,480,000
     Purchase of available-for-sale investment securities                       (12,414,926)     (1,885,046)
     Net increase in loans                                                       (6,603,374)    (11,055,729)
     Additions to premises and equipment                                             (6,699)       (178,289)
     Proceeds from sale of premises and equipment                                                    18,250
     Deposits on single premium cash surrender value life insurance policies       (500,000)     (3,194,269)
-----------------------------------------------------------------------------------------------------------
              Net cash used in investing activities                             (15,524,999)     (7,815,083)
-----------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
     Net increase in demand, interest-bearing,
         and savings deposits                                                    11,437,641      10,932,188
     Net increase in time deposits                                                1,002,598       6,193,807
     Proceeds from exercise of stock options                                        436,613         293,371
     Shares repurchased and retired                                                (274,456)
     Cash dividends paid                                                         (1,077,398)       (992,821)
-----------------------------------------------------------------------------------------------------------
              Net cash provided by financing activities                          11,524,998      16,426,545
-----------------------------------------------------------------------------------------------------------

         (Decrease) increase in cash and cash equivalents                        (2,333,011)     10,687,512

Cash and cash equivalents, beginning of year                                     28,141,029      15,599,806
-----------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                                       $ 25,808,018    $ 26,287,318
===========================================================================================================
Supplemental disclosure of cash flow information:

Cash paid during the year for:
     Interest expense                                                          $    984,098    $    820,764
     Income taxes                                                              $    719,597    $    892,548
===========================================================================================================
See notes to financial statements

Page 9 of 19 Pages

                                 BANK OF AMADOR
                          NOTES TO FINANCIAL STATEMENTS

1. FINANCIAL STATEMENTS

The accompanying unaudited financial statements should be read in conjunction with the financial statements and related notes contained in Bank of Amador's (the "Bank") 2003 Annual Report to Shareholders. Certain information and footnote disclosures normally presented in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of Management, the financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the Bank's financial position at September 30, 2004 and December 31, 2003, and the results of operations for the three and nine-month periods ended September 30, 2004 and 2003, and cash flows for the nine-month periods ended September 30, 2004 and 2003. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of results to be achieved for the entire year.

In preparing such financial statements, Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the carrying value of real estate owned and the determination of the allowance for credit losses.

2. STOCK-BASED COMPENSATION

No stock-based compensation cost is reflected in net income as all options granted under the Bank's stock option plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

Proforma adjustments to the Bank's net earnings and earnings per share are disclosed during the years in which stock options become vested. The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation. Earnings per share have been retroactively adjusted for a 5% stock dividend distributed in December 2003.

                                                           For the three months ended
                                                           ---------------------------
                                                           September 30,  September 30,
                                                               2004           2003
                                                           ------------   ------------
Net income, as reported                                    $    505,773   $    546,022
                                                           ------------   ------------
Deduct:  Total stock-based employee compensation expense
    determined under the fair value based method for all
    awards, net of related tax effects                            7,368         27,310
                                                           ------------   ------------

Pro forma net income                                       $    498,405   $    518,712
                                                           ------------   ------------

Basic earnings per share - as reported                     $        .32   $        .36
                                                           ------------   ------------
Basic earnings per share - pro forma                       $        .32   $        .34
                                                           ------------   ------------

Diluted earnings per share - as reported                   $        .31   $        .34
                                                           ------------   ------------
Diluted earnings per share - pro forma                     $        .31   $        .32
                                                           ------------   ------------

Page 10 of 19 Pages

                                                             For the nine months ended
                                                           -----------------------------
                                                           September 30,   September 30,
                                                               2004            2003
                                                           -------------   -------------
Net income, as reported                                    $   1,479,668   $   1,579,360
                                                           -------------   -------------
Deduct:  Total stock-based employee compensation expense
    determined under the fair value based method for all
    awards, net of related tax effects                            22,103          81,930
                                                           -------------   -------------

Pro forma net income                                       $   1,457,565   $   1,497,430
                                                           -------------   -------------

Basic earnings per share - as reported                     $         .95   $        1.04
                                                           -------------   -------------
Basic earnings per share - pro forma                       $         .94   $         .99
                                                           -------------   -------------

Diluted earnings per share - as reported                   $         .91   $         .99
                                                           -------------   -------------
Diluted earnings per share - pro forma                     $         .90   $         .94
                                                           -------------   -------------

3. INVESTMENT SECURITIES

Investments are classified into the following categories:

    o Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as a separate component of shareholders' equity.

    o Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. In addition, any transfers of securities between categories are accounted for at fair value.

Gains or losses on the sale of securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

The carrying value and approximate market value of securities at September 30, 2004 and December 31, 2003 are as follows:

------------------------------------------------------------------------------------------------
                                                                                      Estimated
         Available-for-sale             Amortized     Unrealized      Unrealized        Market
                                           Cost          Gain           Losses          Value
------------------------------------------------------------------------------------------------
September 30, 2004
------------------
U.S. Government agencies              $ 11,903,548                  $    (88,082)   $ 11,815,466
Obligations of states and political
     subdivisions                       10,213,741   $    666,495                     10,880,236
Corporate debt securities                1,000,400          5,739                      1,006,139
                                      ------------   ------------   ------------    ------------
      Total investment securities     $ 23,117,689   $    672,234   $    (88,082)   $ 23,701,841
                                      ============   ============   ============    ============
December 31, 2003
-----------------
U.S. Government agencies              $  2,500,000   $        127   $     (3,327)   $  2,496,800
Obligations of states and political
     subdivisions                       10,723,235        715,065                     11,438,300
Corporate debt securities                1,501,898         33,002                      1,534,900
                                      ------------   ------------   ------------    ------------
     Total investment securities      $ 14,725,133   $    748,194   $     (3,327)   $ 15,470,000
=================================================================================================

At September 30, 2004 investment securities with estimated market values totaling $11,815,000 were in a loss position for less than twelve months. No investment securities were in a loss position for twelve months or more. Management periodically evaluates each investment security relying primarily on industry analyst reports, observations of market conditions and interest rate fluctuations. Management believes it will be able to collect all amounts due according to the contractual terms of the underlying investment securities and that the noted decline in fair value is due only to interest rate fluctuations.

Page 11 of 19 Pages

4. LOANS AND ALLOWANCE FOR CREDIT LOSSES

The activity in the allowance for loan losses is summarized as follows:
-------------------------------------------------------------------------------
                                Three months ended          Nine months ended
(in thousands)                     September 30,              September 30,
-------------------------------------------------------------------------------
                                 2004         2003         2004          2003
-------------------------------------------------------------------------------

Beginning balance            $      835   $      758   $      808    $      705
Provision charged to expense         15           30           50            84
Loans charged off                                             (37)           (1)
Recoveries                                                     29
-------------------------------------------------------------------------------
Ending Balance               $      850   $      788   $      850    $      788
================================================================================

The allowance for credit losses reflects Management's judgment as to the level that is considered adequate to absorb potential losses inherent in the loan portfolio. This allowance is increased by provisions charged to expense and reduced by loan charge-offs net of recoveries. In accordance with generally accepted accounting principles, the allocation for potential credit losses on off-balance sheet items such as unfunded Letters of Credit and undisbursed loan commitments which total $70,000 and $60,000 at September 30, 2004 and 2003 respectively, are carried in accrued interest and other liabilities.

In determining the overall allowance to be maintained, Management evaluates many factors including prevailing and forecasted economic conditions, regular reviews of the quality of loans, industry experience, historical loss experience, composition and geographic concentrations of the loan portfolio, the borrowers' ability to repay, repayment performance and estimated collateral values.

Management believes that the allowance for loan losses at September 30, 2004 is prudent and warranted, based on information currently available. However, no prediction of the ultimate level of loans charged off in future years can be made with any certainty.

Nonperforming assets are comprised of loans delinquent 90 days or more with respect to interest or principal, loans for which the accrual of interest has been discontinued, and other real estate that has been acquired through foreclosure and is awaiting disposition.

Management generally places loans on nonaccrual status when they become 90 days past due, unless the loan is well secured and in the process of collection. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is reversed and the loan is accounted for on the cash or cost recovery method thereafter, until qualifying for return to accrual status. Generally, a loan may be returned to accrual status when all delinquent interest and principal become current in accordance with the terms of the loan agreement and remaining principal is considered collectible or when the loan is both well secured and in process of collection.

Real estate and other assets acquired in satisfaction of indebtedness are recorded at the estimated fair market value ("FMV") of the property. Any difference between the FMV of the property and the recorded loan balance at the date of foreclosure is charged against the allowance for loan losses (or a recovery in the rare instance it exceeds the recorded loan balance). A valuation allowance for losses on acquired property is maintained to provide for subsequent temporary declines in value. Costs of maintaining the acquired property and gains or losses on the subsequent sale are reflected in current earnings.

Page 12 of 19 Pages

Nonperforming loans and other real estate (foreclosed properties) are summarized below:

-------------------------------------------------------------------------------
 (in thousands)                       September 30, 2004    December 31, 2003
-------------------------------------------------------------------------------
Nonaccrual:
-------------------------------------------------------------------------------
    Real estate                            $       64           $      450
    Commercial                                     90                   13
    Installment
-------------------------------------------------------------------------------
Total nonaccrual loans                     $      154           $      463
===============================================================================
Other real estate
===============================================================================

As of September 30, 2004, there were no loans past due 90 days or more and still accruing interest. At September 30, 2004 and December 31, 2003, there were no other loans that were considered impaired, troubled debt restructurings, or loan concentrations in excess of 10% of total loans not otherwise disclosed.

In Management's judgement, a concentration exists in real estate construction loans, which represents approximately 58% and 63% of the loan portfolio at September 30, 2004 and December 31, 2003, respectively. Approximately 89% of the real estate construction loans were for planned owner-occupied single-family residences at September 30, 2004 and 92% were for planned owner-occupied single-family residences at December 31, 2003.

Although Management believes the concentration to have no more than normal risk of collectibility, a substantial decline in the economy in general, or a decline in real estate values in the Bank's primary market areas in particular, could have an adverse impact on collectibility of these loans.

5. BANK OWNED LIFE INSURANCE

Salary Continuance Plan
-----------------------

In March 2004, the Bank implemented a Salary Continuation Plan to provide retirement benefits for executive officers and other Bank employees. The plan provides annual retirement benefits in amounts from $12,000 per year to $36,000 per year for periods of 5 years to 10 years. Under the plan, such retirement benefits will also be accelerated and paid upon change of control of the bank. In connection with the implementation of this plan, the Bank has invested $500,000 in single premium life insurance policies on the lives of some of these employees. Although the employees are the named insured, the Bank is the owner and beneficiary under the policies. The expense recognized under these arrangements totaled $58,418 for the nine month period ended September 30, 2004.

6. COMMITMENTS AND CONTINGENCIES

In the normal course of business, there are various outstanding commitments to extend credit that are not reflected in the financial statements, including loan commitments of approximately $39,723,000 and letters of credit of $1,245,000 at September 30, 2004. All such commitments, however, will not necessarily culminate in actual extensions of credit by the Bank during 2004.

Approximately $36,800,000 of loan commitments outstanding at September 30, 2004 relate to real estate construction loans. The remainder relates primarily to revolving lines of credit or other commercial loans, and some of these commitments are expected to expire without being drawn upon. Therefore, the total commitments do not necessarily represent future cash requirements.

Letters of credit are commitments written by the Bank to guarantee the performance of a customer to a third party. These guarantees are typically short-term in nature. The credit risks are similar to that involved in extending loan commitments to customers. Accordingly, the Bank uses evaluation and collateral requirements similar to those for loan commitments.

7. EARNINGS PER SHARE COMPUTATION

Basic earnings per share ("EPS"), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock that shares in the earnings of the Bank. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS. Earnings per share have been retroactively adjusted for a 5% stock dividend distributed in December 2003.

Page 13 of 19 Pages

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                      Weighted
                                                       Average
                                                      Number of
                                           Net         Shares        Per-Share
For the three-month periods ended:        Income     Outstanding       Amount
----------------------------------    ------------   ------------   ------------

September 30, 2004
------------------

Basic earnings per share              $    505,773      1,566,284   $        .32
                                                                    ============
Effect of dilutive stock options                           53,748
                                                     ------------
Diluted earnings per share            $    505,773      1,620,032   $        .31
                                      ============   ============   ============

September 30, 2003
------------------

Basic earnings per share              $    546,022      1,520,255   $        .36
                                                                    ============
Effect of dilutive stock options                          101,743
                                                     ------------
Diluted earnings per share            $    546,022      1,621,998   $        .34
                                      ============   ============   ============


                                                      Weighted
                                                       Average
                                                      Number of
                                           Net         Shares        Per-Share
For the nine-month periods ended:         Income     Outstanding       Amount
---------------------------------     ------------   ------------   ------------

September 30, 2004
------------------

Basic and diluted earnings per share  $  1,479,668      1,559,838   $        .95
                                                                    ============
Effect of dilutive stock options                           66,544
                                                     ------------
Diluted earnings per share            $  1,479,668      1,626,382   $        .91
                                      ============   ============   ============

September 30, 2003
------------------

Basic earnings per share              $  1,579,360      1,513,226   $       1.04
                                                                    ============
Effect of dilutive stock options                           78,521
                                                     ------------
Diluted earnings per share            $  1,579,360      1,591,747   $        .99
                                      ============   ============   ============

8. COMPREHENSIVE INCOME

Total comprehensive income is comprised of net earnings and net unrealized gains and losses on available-for-sale securities. Total comprehensive income for the three month periods ended September 30, 2004 and 2003 was $701,896 and $329,012, respectively. For the nine-month periods ended September 30, 2004 and 2003, total comprehensive income was $1,373,587 and $1,513,594, respectively.

Page 14 of 19 Pages